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                                                                      EXHIBIT 21


                            THE LUBRIZOL CORPORATION




                                                    % OF         STATE/COUNTRY
PRINCIPAL SUBSIDIARIES                            OWNERSHIP     OF INCORPORATION

Lubrizol Adibis (UK) Limited                         100%        United Kingdom
Lubrizol do Brasil Aditivos Ltda.                    100%        Brazil
Lubrizol Canada Limited                              100%        Canada
Lubrizol de Chile Limitada                           100%        Chile
Lubrizol China, Inc.                                 100%        Ohio
Lubrizol Coating Additives G.m.b.H.                  100%        Germany
Lubrizol Espanola, S.A.                              100%        Spain
Lubrizol Europe B.V.                                 100%        The Netherlands
Lubrizol France, S.A.R.L.                            99.995%     France
Lubrizol Gesellschaft m.b.H.                         100%        Austria
Lubrizol G.m.b.H.                                    100%        Germany
Lubrizol International, Inc.                         100%        Cayman Islands
Lubrizol International Management
   Corporation                                       100%        Nevada
Lubrizol Italiana S.p.A.                             100%        Italy
Lubrizol Japan Limited                               100%        Japan
Lubrizol Limited                                     100%        United Kingdom
Lubrizol Metalworking Additives
   Company, Inc.                                     100%        Nevada
Lubrizol de Mexico, S. de R.L.                       100%        Mexico
Lubrizol de Mexico Comercial, S. de R.L.
   de C.V.                                           100%        Mexico
Lubrizol Overseas Trading Corporation                100%        Delaware
Lubrizol Scandinavia AB                              100%        Sweden
Lubrizol Servicios Tecnicos, S. de R.L.              100%        Mexico
Lubrizol South Africa (Pty.) Limited                 100%        South Africa
Lubrizol Southeast Asia (Pte.) Ltd.                  100%        Singapore
Lubrizol de Venezuela, C.A.                          99.9%       Venezuela
Lubrizol Performance Systems Inc.                    100%        Georgia
Lubrizol Performance Systems Limited                 100%        United Kingdom
Carroll Scientific, Inc.                             100%        Illinois
CPI Engineering Services, Inc.                       100%        Michigan
Gateway Additive Company                             100%        Nevada



AFFILIATES

Industrias Lubrizol, S.A. de C.V.                     40%        Mexico
Lanzhou Lubrizol - Lanlian Additive
   Co., Ltd.                                         50.05%      China
Lubrizol India Limited                                40%        India
Lubrizol Transarabian Company Limited                 49%        Saudi Arabia
Tianjin Lubrizol - Lanlian Additive
   Co., Ltd.                                         50.05%      China